EXHIBIT NO. 11

                        ROTARY POWER INTERNATIONAL, INC.
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE


                                                        Six Months
                                                      Ended June 30,
                                                1999                 1998
                                                ----                 ----
BASIC

Shares outstanding,
  beginning of period                         6,112,855              5,968,516

Weighted average number
  of shares issued,
  retired and issuable
  share equivalents                              33,333                     --
                                            -----------            -----------
Weighted average number
  of common and common
  equivalent shares
  outstanding                                 6,146,188              5,968,516
                                            ===========            ===========
Net loss                                    $  (623,261)           $  (803,025)
                                            ===========            ===========
Net loss per
  common share                              $     (0.10)           $     (0.13)
                                            ===========            ===========
DILUTED

Weighted average number
  of common and common
  equivalent shares outstanding as
  adjusted to full dilution                   6,946,188              5,968,516
                                            ===========            ===========
Net loss                                    $  (623,261)           $  (803,025)
                                            ===========            ===========
Net loss per
  common share                              $     (0.09)*          $     (0.13)*
                                            ===========            ===========

----------------------------
* These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.